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                                OGE ENERGY CORP.
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OGE ENERGY CORP.

Proxy Statement
and
Notice of Annual Meeting

May 24, 2001

OGE ENERGY CORP.
[LOGO]

CONTENTS

                                              Page
Chairman's Letter                               1   Notice of Annual Meeting
                                                    of Shareowners
Notice of Annual Meeting                        2   and Proxy Statement

Proxy Statement                                 3
                                                    Thursday, May 24, 2001, at 10:00 a.m.
  Proposal No. 1 - Election of Directors        4
                                                    Oklahoma City Marriott Hotel
  Report of Audit Committee                     9   3233 Northwest Expressway
                                                    Oklahoma City, Oklahoma
  Executive Officers' Compensation             10

  Report of Compensation                       10
    Committee on Executive
      Compensation

  Summary Compensation Table                   14

  Pension Plan Table                           16

  Change of Control Arrangements               17

  Company Stock Performance                    18

  Security Ownership                           19

  Section 16(a) Beneficial                     19
    Ownership Reporting Compliance

  Relationship with Independent                20
    Public Accountants

  Shareowner Proposals                         20

  Map                                          20

  Appendix A - Charter of Audit Committee     A-1

                                       i

OGE Energy Corp.

March 29, 2001

Dear Shareowner:

          You are cordially invited to attend the annual meeting of OGE Energy Corp. at 10:00 a.m. on Thursday, May 24, 2001, at the Oklahoma City Marriott Hotel, 3233 Northwest Expressway, Oklahoma City, Oklahoma.

          The matters to be voted on at the meeting are described in the Notice of Annual Meeting of Shareowners and Proxy Statement on the following pages.

          Even though you may own only a few shares, your proxy is important in making up the total number of shares necessary to hold the meeting. Whether or not you plan to attend the meeting, please vote your shares as soon as possible. A return envelope for your proxy card is enclosed for your convenience. Again this year, in addition to telephone voting, you also have the option of voting by the Internet. Instructions are included on the proxy card. Your vote will be appreciated.

          If you arrive before the meeting, you will have the opportunity to visit informally with the management of your Company. In addition to the business portion of the meeting, there will be reports on our current operations and outlook.

          Your continued interest in the Company is most encouraging and, on behalf of the Board of Directors and employees, I want to express our gratitude for your confidence and support.

                                                                                                  Very truly yours,

                                                                                                  Steven E. Moore
                                                                                                  Chairman of the Board, President
                                                                                                  and Chief Executive Officer

Notice of Annual Meeting
of Shareowners

          The Annual Meeting of Shareowners of OGE Energy Corp. will be held on Thursday, May 24, 2001, at 10:00 a.m. at the Oklahoma City Marriott Hotel, 3233 Northwest Expressway, Oklahoma City, Oklahoma, for the following purposes:

      (1)   To elect three directors to serve for a three-year term; and

      (2)   To transact such other business as may properly come before the meeting.

The map on page 20 will assist you in locating the Oklahoma City Marriott Hotel.

          Shareowners who owned stock on March 26, 2001, are entitled to notice of and to vote at this meeting or any adjournment of the meeting. A list of such shareowners will be available, as required by law, at our principal offices at 321 N. Harvey, Oklahoma City, Oklahoma 73102.

                                                                                                  Irma B. Elliott
                                                                                                  Vice President and Secretary

Dated: March 29, 2001

IMPORTANT-- YOUR PROXY CARD IS ENCLOSED IN THIS ENVELOPE

          To assure your representation at the meeting, please vote your shares by the Internet, by telephone or by signing, dating and returning the proxy card promptly in the enclosed envelope. No postage is required for mailing in the United States. If your shares are held in the name of a broker, trust, bank or other nominee and you plan to attend the meeting and vote your shares in person, you should bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

PROXY STATEMENT

March 29, 2001

Introduction

          The Annual Meeting of Shareowners of OGE Energy Corp. (the "Company") will be held at the Oklahoma City Marriott Hotel, 3233 Northwest Expressway, Oklahoma City, Oklahoma, on May 24, 2001, at 10:00 a.m. For the convenience of those shareowners who may attend the meeting, a map is printed on page 20 that gives directions to the Oklahoma City Marriott Hotel. At the meeting, it is intended that the first item in the accompanying notice will be presented for action by the owners of the Company's Common Stock. The Board of Directors does not now know of any other matters to be presented at the meeting, but, if any other matters are properly presented to the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

          Your Board of Directors is sending you this proxy statement in connection with the solicitation of your proxy for use at the Annual Meeting. When you vote by Internet, by telephone or by mail, you appoint Steven E. Moore, Herbert H. Champlin, and H. L. Hembree, III as your representatives at the Annual Meeting. Messrs. Moore, Champlin, and Hembree will vote your shares, as you have instructed them, at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to vote your shares in advance of the meeting, just in case your plans change.

          If an issue comes up for vote at the meeting that is not on the proxy card, Messrs. Moore, Champlin and Hembree will vote your shares, under your proxy, in accordance with their best judgment.

Voting Procedures; Revocation of Proxy

          You may vote by mail, by telephone, by Internet, or in person. To vote by mail, simply complete and sign the proxy card and mail it in the enclosed, prepaid and preaddressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted FOR the three named nominees.

          Shareowners of record also may vote by the Internet or by using the toll-free number listed on the proxy card. Telephone and Internet voting also is available to shareowners who hold their shares in the Dividend Reinvestment and Stock Purchase Plan and the OGE Energy Corp. Employees' Stock Ownership and Retirement Savings Plan (the "Retirement Savings Plan"). The telephone voting and Internet voting procedure is designed to verify shareowners through use of a Control Number that is provided on each proxy card. This procedure allows you to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone or by the Internet, you do not have to mail in your proxy card. Please see your proxy card for specific instructions.

          If you wish to vote in person, we will pass out written ballots at the meeting. If you hold your shares in street name (i.e., they are held by your broker in an account for you), you must request a legal proxy from your broker in order to vote at the meeting.

          If you change your mind after voting your proxy, you can revoke your proxy and change your vote at any time before the polls close at the meeting. You can revoke your proxy by either signing another proxy with a later date, by voting by Internet, by telephone or by voting at the meeting. Alternatively, you may provide a written statement to the Company (attention Irma B. Elliott, Vice President and Corporate Secretary) of your intention to revoke your proxy.

Record Date; Number of Votes

          If you owned shares of our Common Stock at the close of business on March 26, 2001, you are entitled to one vote per share upon each matter presented at the meeting.

          On March 1, 2001, there were 77,921,997 shares of Common Stock outstanding. The Company does not have any other outstanding class of voting stock. No person holds of record or, to our knowledge, beneficially owns more than 5% of our Common Stock.

Expenses of Proxy Solicitation

          We will pay all costs associated with preparing, assembling and mailing the proxy cards and proxy statements. We also will reimburse brokers, nominees, fiduciaries and other custodians for their expenses in forwarding proxy materials to shareowners. Officers and other employees of the Company may solicit proxies by mail, personal interview, telephone and/or telegraph. In addition, we have retained Mellon Investor Services to assist in the solicitation of proxies, at a fee of approximately $7,000 plus associated costs and expenses. Our employees will not receive any additional compensation for soliciting proxies.

Mailing of Proxy Statement and Annual Report

          This proxy statement and the enclosed proxy were mailed on or about March 30, 2001. We mailed our Annual Report for the year 2000 on or about March 30, 2001, to all of our shareowners who owned stock on March 26, 2001.

Voting Under Plans

          If you are a participant in our Dividend Reinvestment and Stock Purchase Plan (DRIP), your proxy will represent the shares held on your behalf under the DRIP and such shares will be voted in accordance with the instructions on your proxy. If you do not vote your proxy, your shares in the DRIP will not be voted.

          If you are a participant in our Retirement Savings Plan, you will receive a voting directive for shares allocated to your account. The trustee will vote these shares as instructed by you in your voting directive. If you do not return your voting directive, the trustee will vote your allocated shares in the same proportion that all plan shares are voted.

Voting of Shares Held in Street Name by Your Broker

          Brokerage firms have authority under New York Stock Exchange Rules to vote customers' unvoted shares on certain "routine" matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the meeting. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm, however, cannot vote customers' shares on non-routine matters. Accordingly, these shares (sometimes referred to as broker non-votes) are considered not entitled to vote on non-routine matters, rather than as a vote against the matter.

PROPOSAL NO. 1 -
ELECTION OF DIRECTORS

          The Board of Directors of the Company presently consists of ten members. The directors are classified into three groups. One class of directors is elected at each year's Annual Meeting for a three-year term and to continue in office until their successors are elected and qualified. The following three persons are the nominees of the Board to be elected for such three-year term at the Annual Meeting to be held on May 24, 2001: Mr. Luke R. Corbett, Mr. Robert Kelley, and Mr. J. D. Williams. Each of these individuals is currently a director of the Company whose term as a director is scheduled to expire at the Annual Meeting. Each director serves according to the Company's retirement policy for directors. Under the policy, directors are to retire upon completion of their term after reaching age 70.

          Mr. Bill Swisher retired from the Board during 2001, having served as a director of Oklahoma Gas and Electric Company since 1979 and as a director of the Company since its inception in 1996. The Board would like to express its sincere appreciation to Mr. Swisher for his many years of contribution and dedicated service.

          The enclosed proxy, unless otherwise specified, will be voted in favor of the election as directors of the previously listed three nominees. The Board of Directors does not know of any nominee who will be unable to serve, but if any of them should be unable to serve, the proxy holder may vote for a substitute nominee. No nominee or director owns more than .34% of any class of voting securities of the Company.

          For the nominees described herein to be elected as directors, they must receive a majority of the votes of shares of Common Stock present in person or by proxy and entitled to vote. Withholding authority is treated as a vote against.

            Each director of the Company during 2000 was also a director of the Company's principal subsidiary, Oklahoma Gas and Electric Company ("OG&E"). The Company became the parent company of OG&E pursuant to a corporate reorganization, effective December 31, 1996.

INFORMATION ABOUT DIRECTORS AND NOMINEES

          The following contains certain information as of March 1, 2001, concerning the three nominees for directors, as well as the directors whose terms of office extend beyond the Annual Meeting on May 24, 2001.

Nominees For Election For Term Expiring at 2004 Annual Meeting of Shareowners

LUKE  R.  CORBETT,  54, is  Chairman  and Chief  Executive
Officer of  Kerr-McGee  Corporation,  which is engaged in oil and gas  exploration and production and chemical  operations.  He has been employed by Kerr-McGee  Corporation  for more than 16 years, having served as Chairman and Chief Executive Officer since 1997;
President  and Chief  Operating  Officer  from 1995 to 1997;  and    [Photo]
Group Vice  President  from 1992 to 1995. Mr. Corbett also serves
as  a  member  of  the  Board  of  Directors  of  BOK   Financial
Corporation. Mr. Corbett has been a director of the Company since
December 31, 1996, and of OG&E since December 1, 1996, and is a member of the audit and nominating committees of the Board.

ROBERT  KELLEY,  55,  is  Chairman  of the  Board of Noble
Affiliates,  Inc., an independent energy company with exploration and production  operations in the United States and international operations  in China,  Equador,  Equatorial  Guinea  and the U.K.
sector of the North  Sea,  and is  expected  to retire  from such
position  effective  April 30, 2001.  Prior to October 2, 2000 he    [Photo]
also served as  President  and Chief  Executive  Officer of Noble
Affiliates,  Inc.  and of its  three  subsidiaries:  Samedan  Oil
Corporation,  Noble Gas Marketing  Inc., and Noble Trading,  Inc.
Mr. Kelley has been a director of the Company since  December 31,
1996,  and of OG&E since January 17, 1996, and is a member of the audit and compensation committees of the Board.

J.  D.  WILLIAMS,  63, is founder  and a former  member of
Williams & Jenson, P.C., a law firm in  Washington,  D. C. He
continues  to practice  law and is involved in various  civic and    [Photo]
related matters.  Mr. Williams has been a director of the Company since January 2001,  and is a member of the audit and  nominating committees of the Board.

Directors Whose Terms Expire at 2003 Annual Meeting of Shareowners

WILLIAM E. DURRETT, 70, is Senior Chairman of the Board of
American Fidelity  Corporation,  an insurance holding company and
Chairman of North American  Insurance Agency,  Inc. From May 1998
to October 1999, he also served as President and Chief  Executive
Officer of North American  Insurance  Agency,  Inc. From November
1989 to 1998, Mr. Durrett served as Chairman, President and Chief
Executive  Officer  of  American  Fidelity  Corporation.  He also    [Photo]
serves as a member of the  Boards  and  holds  various  executive positions in numerous  other  subsidiaries  of American  Fidelity
Corporation.  He  also  serves  as a  director  of BOK  Financial
Corporation and is past Chairman of the Board of INTEGRIS Health.
Mr. Durrett has been a director of the Company since December 31,
1996,  and of OG&E since  March 1991, and is  a member of the audit and compensation committees of the Board.

H. L. Hembree,  III, 69, is Managing Partner of Sugar Hill
Partners,   a  family  partnership  engaged  in  trucking,   tire
remanufacturing, agriculture and oil and gas exploration, located
in Fort Smith,  Arkansas.  Prior to 1998,  he was Chairman of the    [Photo]
Executive  Committee  of  Merchants  National  Bank,  Fort Smith,
Arkansas.  He has been a director of the Company  since  December
31, 1996,  and of  OG&E since 1985,  and is a  member of  the audit and compensation committees of the Board.

STEVEN  E.  MOORE,  54, is Chairman,  President  and Chief
Executive Officer of the Company and  of  OG&E,  having  been appointed to such positions with the Company  effective  December
31, 1996. Mr. Moore was appointed President of OG&E in August
1995, and as Chief Executive  Officer and Chairman of OG&E in
May 1996.  Mr. Moore has  been employed by OG&E for more than    [Photo]
26 years,  having previously  served as Senior Vice  President of
Law  and  Public Affairs.   He also serves as a  director of  BOK
Financial  Corporation  and has  served  on  many   industry-wide
committees in the electric utility  industry.  Mr. Moore has been a  director of  the  Company since  1996  and  of OG&E  since
October 1995.

Directors Whose Terms Expire at 2002 Annual Meeting of Shareowners

HERBERT  H.   CHAMPLIN,   63,  is  President  of  Champlin
Exploration,  Inc., an independent oil producer,  and Chairman of
Enid Data  Systems,  computer  marketers,  both  located in Enid,
Oklahoma.  Mr.  Champlin has been a director of the Company since
December 31, 1996, and of OG&E since 1982, and is chairman of    [Photo]
the audit committee and a  member of the nominating  committee of the Board.  Mr. Champlin also was engaged  separately during 2000 as a part of his principal business occupation in  the  petroleum industry and had interests in oil and gas wells.

MARTHA  W.  GRIFFIN,  66,  owner of Martha  Griffin  White
Enterprises,  is  presently  engaged  in  the  management  of her personal investments,  the operation of a ranch and various civic activities.  Prior to September 30, 1994,  she served as Chairman
of the Board of Griffin  Television,  Inc.,  located in  Oklahoma    [Photo]
City, Oklahoma, and Chairman of the Board of Griffin Food Company
(a subsidiary of Griffin Television, Inc.). Mrs. Griffin has been
a  director of  the  Company  since   December 31, 1996,  and  of
OG&E since 1987, and is chairman of the nominating  committee and a member of the audit committee of the Board.

RONALD H. WHITE,  M.D.,  64, is a practicing  cardiologist
and is President and Chief Executive Officer of Cardiology,  Inc.
in Oklahoma City. He serves as President, Partner and Director of
Oklahoma  Cardiovascular  Associates,  and  Director  of Oklahoma
Heart  Hospital.  He was a member of the Board of  Regents of the    [Photo]
University  of  Oklahoma  for 14  years.  Dr.  White  has  been a director of the Company since December 31, 1996,  and of OG&E since  1989,  and  is  a  member  of  the  audit  and  nominating committees of the Board.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

          Each member of our Board of Directors was also a director of OG&E during 2000. The Board of Directors of the Company met on 6 occasions during 2000 and the Board of Directors of OG&E met on 6 occasions during 2000. Each director attended at least 82% of the total number of meetings of the Boards of Directors and the committees of the Boards on which he or she served.

          Committees.   The committees of the Company's Board of Directors include a compensation committee, an audit committee and a nominating committee. The Directors who are members of the various committees of the Company serve in the same capacity for purposes of the OG&E Board.

          The members of the committees during 2000, and the duties and responsibilities of the committees are described below.

Name of Committee              Functions of the                       Number of
   and Members                    Committee                        Meetings in 2000
   -----------                    ---------                        ----------------

Compensation Committee:     Oversees                                       3
  William E. Durrett        o compensation of principal
  H.L. Hembree, III             officers
  Robert Kelley             o salary policy
  Bill Swisher*             o benefit programs
                            o compensation for outside
                                directors
                            o future objectives and goals of
                                the Company

Audit Committee:            Oversees financial reporting process           2
  Herbert H. Champlin*      o evaluate performance of independent
  Luke R. Corbett               auditors
  William E. Durrett        o review and recommend selection of
  Martha W. Griffin             independent auditors
  H. L. Hembree, III        o discuss with internal and independent
  Robert Kelley                 auditors scope and plans for audits,
  Bill Swisher                  adequacy and effectiveness of
  Ronald H. White               accounting and financial controls, and
                                results of their examinations
                            o review interim financial statements and
                                annual financial statements to be
                                included in Form 10-K

Nominating Committee:       Reviews and recommends                         3
  Herbert H. Champlin       o nominees for election as
  Luke R. Corbett               directors
  Martha W. Griffin*        o membership of director
  Ronald H. White               committees

* Chairperson

          Shareowner Nominations for Directors.   It is expected that the nominating committee will consider nominees recommended by shareowners in accordance with our By-laws. Our By-laws provide that if you intend to nominate director candidates for election at an Annual Meeting of Shareowners you must deliver written notice to the Corporate Secretary not later than 90 days in advance of the meeting. The notice must set forth certain information concerning you and the nominee(s), including each nominee's name and address, a representation that you are entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in your notice, a description of all arrangements or understandings between you and each nominee and any other person pursuant to which the nomination or nominations are to be made by you, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominee(s) and the consent of each nominee to serve as a director if so elected. The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

          Director Compensation.   Compensation of non-officer directors of the Company during 2000 consisted of an annual retainer fee of $39,500, of which $2,000 was payable monthly in cash (the same amount that has been paid monthly since August 1994) and $15,500 was deposited in the director's account under the Directors' Deferred Compensation Plan and converted to 700.565 common stock units based on the closing price of the Company's Common Stock on December 1, 2000. In addition, all non-officer directors received $1,000 for each Board meeting and $1,000 for each committee meeting attended. These amounts represent the total fees paid to directors in their capacities as directors of the Company and OG&E.

          Under the Directors' Deferred Compensation Plan, non-officer directors may defer payment of all or part of their attendance fees and the cash portion of their annual retainer fee, which deferred amounts are credited to their account on the date the deferred amounts otherwise would have been paid.

          Amounts credited to the accounts are assumed to be invested in one or more of the investment options permitted under the Plan. During 2000, those investment options included a Company Common Stock fund, whose value was determined based on the stock price of the Company's Common Stock, a money market fund, a bond fund and several stock funds.

          When an individual ceases to be a director of the Company, all amounts credited under the Plan are paid in cash in a lump sum or installments. As an alternative to these investment options, prior to January 1, 2000, a non-officer director could elect to have all or any deferred portion of the attendance fees and the cash portion of the annual retainer fee applied to purchase life insurance for the director. Any deferred attendance or retainer fees used to purchase life insurance may not be transferred to other investment options.

          Historically, for those directors who retired from the Board of Directors after 10 years or more of service, the Company and OG&E continued to pay their annual cash retainer until their death. In November 1997, the Board eliminated this retirement policy for directors. Directors who retired prior to November 1997, however, will continue to receive benefits under the former policy.

REPORT OF AUDIT COMMITTEE

          The Audit Committee of the Board of Directors of the Company (the "Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management, however, has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

          The Audit Committee has eight members, none of whom has any relationship to the Company that interferes with the exercise of his or her independence from management and the Company, and each of whom qualifies as independent under the standards used by the New York Stock Exchange, where the Company's shares are listed. The Audit Committee operates under a written charter that has been approved by the Board of Directors. Among other things, the charter specifies the scope of the Audit Committee's responsibilities and how it carries out those responsibilities, including structure, processes and membership requirements. A copy of this charter is included as Appendix A to this proxy statement.

          In fulfilling its oversight responsibilities regarding the 2000 financial statements, the Audit Committee reviewed with Company management the audited financial statements contained in our Annual Report. The Audit Committee's review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

          The Audit Committee also reviewed the 2000 financial statements with the Company's independent auditors. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. Our review with the independent auditors included a discussion of the auditors' judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures received by the Audit Committee in accordance with the requirements of the Independence Standards Board.

          The Audit Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits for 2001. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held two meetings during 2000 and the Chairman of the Audit Committee met with the auditors by telephone on a quarterly basis to discuss the Company's quarterly financial statements.

Fees For Independent Auditors

          During 2000, the Company retained its principal independent public accountants, Arthur Andersen, to provide services in the following categories and amounts:

Audit Fees                                       $ 452,395
Financial Information Systems Design
     and Implementation Fees                     $       0
All Other Fees1                                  $ 541,434

The Audit Committee has considered whether the provision of non-audit services by the Company’s principal independent public accountants is compatible with maintaining auditor independence.

          In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of the Company's independent auditors for 2001.

Audit Committee

Herbert H. Champlin, Chairman
Luke R. Corbett, member
William E. Durrett, member
Martha W. Griffin, member
H.L. Hembree, III, member
Robert Kelley, member
Bill Swisher, member
Ronald H. White, member

1 Other Fees include, among other things, tax consulting and compliance, accounting work related to financings, and benefit plan audits.

EXECUTIVE OFFICERS' COMPENSATION

          The Compensation Committee of the Board of Directors of the Company (the "Committee") administers our executive compensation program. The Committee's report on compensation paid to executive officers during 2000 is set forth below.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

          General.    The primary goals of the Committee in setting executive compensation in 2000 were: (i) to provide a competitive compensation package that would enable us to attract and retain key executives and (ii) to align the interests of our executives with those of our shareowners and also with our performance.

          Compensation to our executive officers in 2000 was comprised primarily of salary, annual awards under our Annual Incentive Compensation Plan and long-term awards under our Stock Incentive Plan.

          In an effort to ensure the continued competitiveness of our executive compensation policies, the Committee in 2000 continued to use as a guideline in setting base salaries the average of the compensation paid to similar executives within the approximately 92 electric services organizations included in the Energy Services Industry Compensation Survey (the "Electric Holding Company Survey Group"), with the exception of the base salary of Roger Farrell, the President and Chief Executive Officer of the Company's subsidiary, Enogex Inc. The guideline used in setting Mr. Farrell's base salary was the average of the salaries paid to similar executives at fourteen natural gas gathering and distribution companies (the "Enogex Survey Group"), which included companies that, like Enogex, are engaged in the gathering, processing, transportation and marketing of natural gas and similar activities. In making long-term and annual incentive awards, the Committee considered not only awards paid to comparable executives in the 50th percentile of the Electric Holding Company Survey Group and Enogex Survey Group, but also awards made to similar executives at approximately the 25th percentile of the awards made to similar executives in the Towers Perrin General Industry Compensation Data Bases¹ (the "General Industry Survey Group"), which as the name implies includes companies of comparable size from other industries, not just utility companies.

1   The companies in the Electric Holding Company Survey Group, Enogex Survey Group and General Industry Survey Group are not the same as the utilities in the Dow Jones Electric Index utilized in the Stock Performance Graph on page 18. The Electric Holding Company Survey Group, Enogex Survey Group and General Industry Survey Group were selected by Towers Perrin, the Company’s compensation consultants, and, in the judgment of the Committee, are appropriate peer groups to use for compensation purposes.

          The annual and long-term incentive portions of an executive's compensation are intended to achieve the Committee's goal of aligning an executive’s interests with our shareowners’ and with our performance. These portions of an executive’s compensation are placed at risk and are linked to the accomplishment of specific results that are designed to benefit our shareowners and the Company, both in the long and short term. As a result, during years of excellent performance, executives are provided the opportunity to earn a highly competitive level of compensation and, conversely, in years of below-average performance, their compensation may be below competitive levels. Generally, higher level executive officers have a greater level of their compensation placed at risk.

          A Federal tax law currently limits our ability to deduct an executive's compensation in excess of $1,000,000 unless such compensation qualifies as "performance based compensation" or certain other exceptions are met. This law did not impact us in 2000. The Committee has continued to analyze the structure of its salary and various compensation programs in light of this law. The Committee's present intent is to take appropriate steps to ensure the continued deductibility of its executive compensation. For this reason, the Committee and the Board of Directors recommended, and the shareowners approved, the Stock Incentive Plan and a new Annual Incentive Plan at the 1998 Annual Meeting so that certain compensation payable thereunder would qualify for the "performance based compensation" exception to the $1,000,000 deduction limit and thereby continue to be deductible by the Company.

          Base Salary.    The base salaries for our executive officers in 2000 were designed to be competitive with the Electric Holding Company Survey Group (other than the base salary of Roger Farrell, which was designed to be competitive with the Enogex Survey Group) and generally approximated the salary at the 50th percentile of the range for comparable executives employed by companies in such survey group. Actual base salaries were determined based on individual performance and experience. The salaries of executive officers for 2000 were determined in November 1999, with an effective date of January 1, 2000 and were subject to adjustment during the year if an individual's duties and responsibilities changed. The 2000 base salary amounts for the most highly compensated executive officers are shown in the salary column of the Summary Compensation Table on page 14.

          Annual Incentive Compensation Plan.  Awards with respect to 2000 performance were made under the Annual Incentive Compensation Plan to 70 employees, including all executive officers. The Plan was designed to provide key management personnel with annual incentive awards, the payment of which is tied to the achievement of specified Company objectives. Payouts of the award were in cash and were dependent entirely on the achievement of the corporate goals that were established by the Committee in January 2000.

          For executive officers, such as Messrs. Moore, Strecker and Hatfield, who do not direct a specific business operating unit, the corporate goals were based: (i) 45% on total Company shareowner return compared to a group of 69 electric utility holding companies and electric utilities and a Company consolidated earnings per share target established by the Committee, (ii) 22.5% on operating and maintenance expense and capital expense targets for OG&E established by the Committee, (iii) 22.5% on a combined earnings before interest and taxes ("EBIT") target, established by the Committee for OG&E's power supply business unit and for Enogex and its subsidiaries, and (iv) 10% on the performance of all other corporate goals established by the Committee for participants in the Plan. For executive officers who did direct a specific business operating unit, the corporate goals were based: (i) 45% on the target described above for total Company shareowner return and Company earnings per share, (ii) 45% either on the operating and maintenance expense and capital expenditure target described above or on the EBIT target described above, and (iii) 10% on specific corporate goals established by the Committee for the business unit (including, such items as safety, customer satisfaction and power plant availability).

          The amount of the award for each executive officer was expressed as a percentage of base salary (the "targeted amount"), with the officer having the ability, depending upon achievement of the corporate goals, to receive from 0% to 150% of such targeted amounts. For 2000, the targeted amount ranged from 25% to 60% of base salary and approximated the 25th percentile of the level of such awards granted to comparable executives employed by companies in the General Industry Survey Group.

          The percentage of the targeted amount that an officer ultimately received based on corporate performance was subject to being decreased, but not increased, at the discretion of the Committee. For 2000, capital expenses were better than the target levels, while earnings per share, total shareowner return, operating and maintenance expense, and EBIT did not meet target levels, but were above the minimum threshold established by the Committee for a payout. Corporate performance of the remaining corporate goals exceeded the minimum levels of achievement established by the Committee and resulted in total payouts under the Annual Incentive Plan to executive officers ranging from 61.3% to 75.7% of their targeted amounts and from 17.76% to 42.64% of their base salaries. Payouts under the Annual Incentive Plan are reflected in the bonus column of the Summary Compensation Table on page 14.

          Long-Term Awards.  Another significant component of executive compensation in 2000 was long-term awards under our Company's Stock Incentive Plan, which, as noted above, also was approved by the shareowners at the 1998 Annual Meeting. The Plan provides for the grant of any or all of the following types of awards: stock options, stock appreciation rights, restricted stock and performance units. In 2000, the Committee made awards of stock options and restricted stock. In making awards of stock options and restricted stock, the Committee considered numerous factors as discussed below and reviewed the expected value of long-term compensation payable to executives (other than Mr. Farrell) in the 50th percentile of the Electric Holding Company Survey Group and the 25th percentile of the General Industry Survey Group. The expected value of long-term compensation payable to such higher level executives in the 25th percentile of the General Industry Survey Group was substantially higher than the expected value of long-term compensation payable to comparable executives in the 50th percentile of the Electric Holding Company Survey Group and substantially higher than the expected value of long-term compensation awarded by the Committee in the past to comparable executive officers at the Company. While the Committee intends to continue to consider the long-term compensation payable to comparable executives in the 25th percentile of the General Industry Survey Group in awarding long-term compensation to the Company's executive officers, the Committee sought generally in 2000 to provide executive officers (other than Mr. Farrell) with an aggregate value of long-term compensation equal to the expected value of long-term incentives payable to executives in the 50th percentile of the Electric Holding Company Survey Group. The Committee sought to award Mr. Farrell with long-term compensation approximating the long-term incentives awarded to comparable executives in the 25th percentile of the General Industry Survey Group and the Enogex Survey Group, adjusted to avoid increasing Mr. Farrell's grant of long-term incentives in an amount not generally consistent with the increases granted to other senior executives. For 2000, this long-term targeted amount for each executive officer was awarded 33-1/3% in restricted stock and 66-2/3% in stock options.

          Stock options were granted to executive officers during the first quarter of 2000 at an exercise price equal to the fair market value at the date of the grant. The options have a 10 year term and vest over 3 years, with one-third of the options becoming exercisable at the end of each year. Since options were granted with an exercise price equal to the market value of our Common Stock at the time of grant, they provide no value unless our stock price increases after the options are granted. These awards are thus tied to stock price appreciation in excess of the stock's value at time of grant, rewarding executives as if they shared in the ownership of the Company. The number of shares subject to options for each executive officer was determined by taking the expected value to be provided in options, as determined above, and dividing that amount by the estimated current value of an option for our stock using a variation of the Black-Scholes Option Pricing methodology provided by an outside compensation consultant. This resulted in executive officers receiving stock options with an estimated value of approximately 16.7% to 66 2/3% of their 2000 base salaries.

          The restricted stock awards in 2000 under the Stock Incentive Plan were similar to the awards in prior years under the former Restricted Stock Plan. Each share of restricted stock is subject to a Restriction Period of three years during which the share is subject to forfeiture if the recipient of the share ceases to render substantial services to the Company or a subsidiary for any reason (other than death, disability or retirement) and during which the share may not be transferred.

          Awards of restricted stock under the Stock Incentive Plan were made at the end of 2000 and were based on the individual's performance during 2000. In evaluating an individual's performance, the Committee considered individual job performance, experience and individual characteristics such as leadership and dedication, with no particular weight given to one factor over another. As noted above, the Committee also considered the long-term incentives awarded to similar executives by corporations in approximately the 50th percentile of the Electric Holding Company Survey Group (the 25th percentile of the General Industry Survey Group for Mr. Farrell) and awarded restricted stock to executive officers having a value (based on the fair market value of the Company's Common Stock on the date of the award) of approximately 8.3% to 41.7% of such executive officer's anticipated 2001 base salary.

          As in prior years, each share of restricted stock awarded in 2000 is subject to forfeiture during a Restriction Period. Moreover, as in prior years, the shares awarded in 2000 to all the executive officers contained a significant additional condition. Such officers generally will be entitled at the end of the Restriction Period of three years to keep the full amount of the shares awarded to them only if the Company during such period meets or exceeds a specific return on equity target as compared to the return on average equity for the approximately 79 electric and combination utility companies (including utility holding companies) as reported by the Bloomberg Financial News Service (the "Energy Supply Index") with the officer receiving fewer shares and possibly no shares depending on the Company's performance relative to the performance of the companies in the Energy Supply Index. The Committee's rationale for this additional condition was to continue to reward past service and to align the officers' interests with those of our shareowners and, at the same time, to tie the restricted stock awards directly to long-term corporate performance. The amount of shares awarded in 2000 that an officer will ultimately receive will not be determined until the end of 2003. Prior awards of restricted stock or stock options were not considered by the Committee in making awards in 2000.

          CEO Compensation.  The 2000 compensation for Mr. Moore consisted of the same components as the compensation for other executive officers. Mr. Moore's 2000 salary was increased from $495,000 to $575,000, effective January 1, 2000, and his 2000 targeted award under the Annual Incentive Plan was set at 60% of his base salary, which the Compensation Committee believed were appropriate levels based on his performance and his prior experience. As a result of 2000 corporate performance described above, he received a payout of $245,154 under the Annual Incentive Plan, representing 42.64% of his base salary. The awards of restricted stock and stock options made to Mr. Moore were based on his prior performance and a comparison of his award to the long-term compensation of other chief executive officers in the 50th percentile of the Electric Holding Company Survey Group. Consideration also was given to Mr. Moore's prior experience with the Company and OG&E, his demonstrated leadership skills and his positive reputation within the community and utility industry. Based on these factors, the Committee determined to grant Mr. Moore a restricted stock award having an approximate value at the date of its grant of 41.7% of his anticipated base salary for 2001 and stock options having an expected value of approximately 66 2/3% of his 2000 base salary. As was the case with respect to awards of restricted stock to other key officers, Mr. Moore's ultimate receipt of the shares awarded to him will be dependent upon the Company's achievement of specified return on equity targets during 2001, 2002 and 2003.

          Other Benefits.  Virtually all of our employees, including executive officers, are eligible to participate in the Retirement Savings Plan and pension plan. Both the Retirement Savings Plan and pension plan have a supplemental restoration plan that enables executive officers to receive the same benefits that they would have received in the absence of limitations imposed by the federal tax laws on contributions or payouts. In addition, a Supplemental Executive Retirement Plan (the "SERP"), which was adopted in 1993, offers attractive pension benefits to lateral hires. The SERP is not expected to benefit present executive officers generally who remain employed by the Company or OG&E until age 65. In reviewing the benefits under the SERP, Retirement Savings Plan, pension plan and related restoration plans, the Committee sought in 2000 to provide participants with benefits at least commensurate with those offered by other utilities of comparable size. The restoration plans for the Retirement Savings Plan and pension plan contain provisions requiring their immediate funding in the event of certain mergers, consolidations or tender offers involving the Company.

          In early 2000, the Committee recommended and the Board approved significant changes to the pension plan. The changes were designed to make the existing pension more competitive and more attractive to new hires. Under the existing plan, benefits were based primarily on years of service and the average of the five highest consecutive years of compensation during an employee's last ten years prior to retirement, with reductions in benefits for each year prior to age 62 that an employee retired and additional significant reductions for retirement prior to age 55. The changes to the existing pension plan included: (i) elimination of the significant reduction for employees electing to retire before age 55, (ii) the addition of an alternative method of computing the reduction in benefits for an employee retiring prior to age 62, which alternative method is based on years of service and age with an employee whose age and years of service total or exceed 80 at the time of retirement receiving no reduction in the benefits payable under the plan, and (iii) the ability of an employee at time of retirement to receive, in lieu of an annuity, a lump sum payment equal to the present value of the annuity. Also, for employees hired after January 31, 2000, the pension plan will be a cash balance plan, under which the Company annually will contribute to the employee's account an amount equal to 5% of the employee's annual compensation plus accrued interest. Employees hired prior to February 1, 2000, will receive the greater of the cash balance benefit or the benefit based on final average compensation as described above.

          Conclusion.    The Committee believes that our Company's executive compensation system serves the interests of the Company and our shareowners effectively. The Committee takes very seriously its responsibilities with respect to our executive compensation system. To this end, the Committee will continue to monitor and revise the compensation policies as necessary to ensure that our compensation system continues to meet the needs of the Company and our shareowners.

Compensation Committee

Bill Swisher, Chairman
William E. Durrett, member
Hugh L. Hembree, III, member
Robert Kelley, member

SUMMARY COMPENSATION TABLE

          The following table provides information regarding compensation paid or to be paid by us or any of our subsidiaries to the Chief Executive Officer and four other most highly compensated executive officers for the past three years. To the extent the table shows zeros for other annual compensation or payouts under long-term incentive plans for a particular year, no amounts were required to be reported in such year or, in the case of other annual compensation, the amounts were below the threshold required for disclosure under the SEC's rules.

                                                                          Long Term Compensation
                                                                     --------------------------------
                                           Annual Compensation               Awards           Payouts
                                     ------------------------------  -----------------------  -------
                                                          Other       Restricted  Securities
                                                          Annual        Stock     Underlying    LTIP      All Other
Name and Principal                   Salary  Bonus(1)  Compensation    Awards(2)   Options/    Payouts  Compensation(3)
    Position                 Year      ($)     ($)         ($)           ($)        SAR(#)       ($)         ($)
------------------           ----    ------  -------- -------------   ----------  ----------  --------  ---------------

S.E. Moore, Chairman,        2000    575,000  245,154         0         296,629      77,800        0        40,762
  President and              1999    495,000   91,476         0         210,615      72,800        0        44,071
  Chief Executive Officer    1998    460,000  307,050         0          99,000     104,000        0        50,754

A.M. Strecker                2000    370,000  131,459         0         122,661      35,000        0        28,427
  Executive Vice President   1999    320,000   48,384         0          94,867      43,200        0        28,923
  and Chief Operating        1998    297,500  158,866         0          58,667      41,400        0        35,165
  Officer

R.A. Farrell                 2000    280,000   81,138         0          71,181      20,800        0        14,263
  President and              1999    230,000   60,950         0          56,392      25,400        0        12,289
  Chief Executive Officer    1998    200,016   25,062         0          34,500      24,800        0        12,018
  Enogex Inc.

J.R. Hatfield                2000    240,000   76,744         0          60,217      17,900        0        15,738
  Sr. Vice President,        1999    190,000   22,344         0          48,336      16,300        0         7,905
  Chief Financial Officer    1998    175,000   70,088         0          22,167      12,400        0        22,364
  and Treasurer

J.T. Coffman                 2000    225,000   68,144         0          51,455      16,700        0        20,625
  Sr. Vice President         1999    190,000   22,344         0          45,315      16,300        0        10,659
  Power Supply               1998    175,000   70,088         0          22,167      12,400        0        28,107

(1)  As explained on page 11, amounts in  this column reflect payouts  under the
     Annual Incentive Compensation Plan.

(2)  Amounts in this column reflect the market value of the shares of Restricted
     Stock awarded under the Restricted Stock Plan and the Stock Incentive Plan,
     based on the closing  price of the  Company's  Common Stock on the date the award was made. The number of shares  awarded in 2000,  1999, and 1998, was as follows: (i) Mr. Moore, 11,985 shares,  11,085 shares, and 3,881 shares, respectively;  (ii) Mr.  Strecker,  4,956 shares,  4,993 shares,  and 2,300 shares,  respectively;  (iii) Mr. Farrell,  2,876 shares, 2,968 shares, and
     1,352 shares, respectively;  (iv) Mr. Hatfield, 2,433 shares, 2,544 shares, and 869 shares,  respectively;  and (v) Mr.  Coffman,  2,079 shares,  2,385 shares, and 869 shares,  respectively.  In the absence of death, disability or normal  retirement,  the shares awarded to these individuals are subject to  forfeiture  for three  years with the amount the  recipient  ultimately receives dependent on Company  performance.  The total number of shares and market value of Restricted  Stock held by each of the named  individuals as of December 31, 2000, were as follows: Mr. Moore, 30,567 shares,  $746,981;
     Mr. Strecker, 13,689 shares, $334,525; Mr. Farrell, 8,112 shares, $198,237;
     Mr.  Hatfield,  6,704  shares,  $163,829;  and Mr.  Coffman,  6,191 shares,
     $151,293.  Dividends  are  paid  to  these  individuals  on the  shares  of
     Restricted Stock owned by them.

(3)  Amounts  in this  column  for  2000  reflect:  (i) for Mr.  Moore,  $29,991
     (Retirement  Savings  Plan and  Deferred  Compensation  Plan)  and  $10,771
     (insurance  premiums);  (ii) for Mr. Strecker,  $18,827 (Retirement Savings
     Plan and Deferred Compensation Plan) and $9,600 (insurance premiums); (iii)
     for Mr. Farrell,  $8,400 (Retirement Savings Plan and Deferred Compensation
     Plan)  and  $5,863  (insurance  premiums);  (iv) for Mr.  Hatfield,  $5,100
     (Retirement  Savings  Plan and  Deferred  Compensation  Plan)  and  $10,638
     (insurance premiums);  and (v) for Mr. Coffman, $11,130 (Retirement Savings
     Plan and Deferred  Compensation  Plan) and $9,495 (insurance  premiums).  A significant  portion of the insurance  premiums  reported for each of these individuals is for life insurance  policies and such premiums are recovered by the Company from the proceeds of the policies.

OPTIONS AND STOCK APPRECIATION RIGHTS (SARs)

          The following table indicates for each of the named executives (i) the extent to which the Company used stock options and SARs for executive compensation purposes in 2000 and (ii) the potential value of such options and SARs as determined pursuant to the SEC rules.

Options and SARs Granted in 2000

                                                                                    Potential Realizable Value
                                                                                     at Assumed Annual Rates
                                                                                          of Stock Price
       Individual Grants                                                           Appreciation for Option Term
    -----------------------                                                        ----------------------------

    (a)              (b)                 (c)               (d)            (e)          (f)           (g)

                                  % of Total Options
                                 and SARs Granted to    Exercise or
                 Options/SARs         Employees         Base Price     Expiration
    Name          Granted(1)#          in 2000           ($/Share)        Date       5%($)(2)     10%($)(2)
    ----         ------------    -------------------    -----------    ----------    --------    ----------

S.E. Moore           77,800             21.36             $18.25        1/19/10      $892,936    $2,262,875
A.M. Strecker        35,000              9.61             $18.25        1/19/10      $401,706    $1,018,003
R.A. Farrell         20,800              5.71             $18.25        1/19/10      $238,728      $604,985
J.R. Hatfield        17,900              4.91             $18.25        1/19/10      $205,444      $520,636
J.T. Coffman         16,700              4.59             $18.25        1/19/10      $191,671      $485,733
-------------

(1)  Options  were  granted  on  January  19,  2000 and  become  exercisable  in one-third annual  installments  beginning one  year from the date of grant. No SARs were awarded for 2000.

(2)  The hypothetical potential appreciation shown in columns (f) and (g) for the named executives is required by the SEC rules. The amounts in these columns do not represent  either the  historical or  anticipated  future level of  appreciation of our  Common
     Stock.

          The following table indicates for each of the named executives the number and value of exercisable and unexercisable options and SARs as of December 31, 2000.

Aggregated Option and SAR Exercises in 2000
and FY-End Option/SAR Value

         (a)                    (b)               (c)                   (d)                               (e)

                                                                Number of Unexercised        Value of Unexercised In-the-
                                                            Options and SARs at 12/31/00       Money Options and SARs at
                         Shares Acquired on    Realized        (#) - Exercisable (ex)/      12/31/00 ($) - Exercisable (ex)/
        Name                Exercise (#)       Value ($)         Unexercisable (unex)            Unexercisable (unex) *
        ----                ------------       ---------    ----------------------------    --------------------------------

     S.E. Moore                 N/A               N/A               93,598    (ex)                        0    (ex)
                                                                   161,002  (unex)                 $481,582  (unex)

     A.M. Strecker              N/A               N/A               42,000    (ex)                        0    (ex)
                                                                    77,600  (unex)                 $216,650  (unex)

     R.A. Farrell               N/A               N/A               24,998    (ex)                        0    (ex)
                                                                    46,002  (unex)                 $128,752  (unex)

     J.R. Hatfield              N/A               N/A               13,699    (ex)                        0    (ex)
                                                                    32,901  (unex)                 $110,801  (unex)

     J.T. Coffman               N/A               N/A               13,699    (ex)                        0    (ex)
                                                                    31,701  (unex)                 $103,373  (unex)
-------------------
*    Share price on December 31, 2000 was $24.44. Options vest over 3 years with one-third  becoming  exercisable  at the  end of each  year.  Unexercisable options were granted on January 21, 1998 at a price of $25.75,  January 20,
     1999 at a price of $28.75,  and January  19, 2000 at a price of $18.25.  No
     SARs were granted in 2000.

PENSION PLAN TABLE

          The Company and OG&E maintain a qualified non-contributory pension plan (the "Retirement Plan") covering all employees who have completed one year's service. Subject to limitations imposed by the Employee Retirement Income Security Act of 1974 ("ERISA"), benefits payable under the Retirement Plan are based upon (i) the average of the five highest consecutive years of cash compensation (which for the executives named in the Summary Compensation Table prior to 1993 consisted solely of salaries and for subsequent years consists of salary and bonus) during an employee's last ten years prior to retirement and (ii) length of service. Social Security benefits are deducted in determining benefits payable under the Retirement Plan. Compensation covered by the Retirement Plan includes salaries, bonuses and overtime pay. As indicated in the Report of the Compensation Committee, the Board approved changes to the Retirement Plan. Previously, benefits were reduced for each year prior to age 62 that an employee retired and were significantly reduced for retirement prior to age 55. The changes adopted in 2000 included: (i) elimination of the significant reduction for employees electing to retire before age 55, (ii) the addition of an altemative method of computing the reduction in benefits for an employee retiring prior to age 62, which altemative method is based on years of service and age with an employee whose age and years of service total or exceed 80 at the time of retirement receiving no reduction in the benefits payable under the plan, and (iii) the ability of an employee at time of retirement to receive, in lieu of an annuity, a lump sum payment equal to the present value of the annuity. Also, for employees hired after January 31, 2000, the pension plan will be a cash balance plan, under which the Company annually will contribute to the employee's account an amount equal to 5% of the employee's annual compensation plus accrued interest. Employees hired prior to February 1, 2000 receive the greater of the cash balance formula or final average compensation formula. Retirement benefits are payable to participants upon normal retirement (at or after age 65) or early retirement (at or after attaining age 55 and completing five or more years of service), to former employees after reaching retirement age who have completed five or more years of service before terminating their employment and to participants after reaching retirement age upon total and permanent disability. As indicated above, the benefits payable under the Plan are subject to maximum limitations under ERISA. Should benefits for a participant at the time of retirement exceed the then permissible limits of ERISA, the Retirement Restoration Plan will provide benefits through a lump-sum distribution actuarially equivalent to the amounts that would have been payable to such participant annually under the Retirement Plan but for the ERISA limits. The Company and OG&E fund the estimated benefits payable under the Retirement Restoration Plan through contributions to a trust for the benefit of those employees who will be entitled to receive payments under the Retirement Restoration Plan.

          The following table sets forth the estimated annual benefits payable upon normal retirement under the Retirement Plan and Retirement Restoration Plan to persons in the compensation classification specified.

   Average                               Years of Service at Retirement
 Compensation  --------------------------------------------------------------------------------
5 Highest Years    10        15        20        25        30        35        40        45
===============================================================================================

   $  100,000    $ 13,157  $ 19,735  $ 26,314  $ 32,892  $ 39,470  $ 46,049  $ 52,627  $ 59,206
      125,000      16,907    25,360    33,814    42,267    50,720    59,174    67,627    76,081
      150,000      20,657    30,985    41,314    51,642    61,970    72,299    82,627    92,956
      175,000      24,407    36,610    48,814    61,017    73,220    85,424    97,627   109,831
      200,000      28,157    42,235    56,314    70,392    84,470    98,549   112,627   126,706
      225,000      31,907    47,860    63,814    79,767    95,720   111,674   127,627   143,581
      250,000      35,657    53,485    71,314    89,142   106,970   124,799   142,627   160,456
      300,000      43,157    64,735    86,314   107,892   129,470   151,049   172,627   194,206
      350,000      50,657    75,985   101,314   126,642   151,970   177,299   202,627   227,956
      400,000      58,157    87,235   116,314   145,392   174,470   203,549   232,627   261,706
      450,000      65,657    98,485   131,314   164,142   196,970   229,799   262,627   295,456
      500,000      73,157   109,735   146,314   182,892   219,470   256,049   292,627   329,206
      550,000      80,657   120,985   161,314   201,642   241,970   282,299   322,627   362,956
      600,000      88,157   132,235   176,314   220,392   264,470   308,549   352,627   396,706
      650,000      95,657   143,485   191,314   239,142   286,970   334,799   382,627   430,456
      700,000     103,157   154,735   206,314   257,892   309,470   361,049   412,627   464,206
      750,000     110,657   165,985   221,314   276,642   331,970   387,299   442,627   497,956
      800,000     118,157   177,235   236,314   295,392   354,470   413,549   472,627   531,706
      850,000     125,657   188,485   251,314   314,142   376,970   439,799   502,627   565,456
      900,000     133,157   199,735   266,314   332,892   399,470   466,049   532,627   599,206
      950,000     140,657   210,985   281,314   351,642   421,970   492,299   562,627   632,956
    1,000,000     148,157   222,235   296,314   370,392   444,470   518,549   592,627   666,706

          As of December 31, 2000, the credited years of service for the individuals listed in the Summary Compensation Table on page 14 are as follows: S. E. Moore - 26 years; A. M. Strecker - 29 years; R.A. Farrell - 11 years; J. R. Hatfield - 6 years and J. T. Coffman - 30 years.

          In 1993, OG&E adopted a Supplemental Executive Retirement Plan (the "SERP"). The SERP is an unfunded supplemental plan that is not subject to the benefits limit imposed by ERISA. The plan generally provides for an annual retirement benefit at age 65 equal to 65% of the participant's average cash compensation during his or her final 36 months of employment, reduced by Social Security benefits, by amounts payable under the Retirement and Restoration Plans described above and by amounts received under pension plans from other employers. For a participant in the SERP who retires before age 65, the 65% benefit is reduced, with the reduction being 1% per year for ages 62 through 64, an additional 2% per year for ages 60 through 61, an additional 4% per year for ages 58 through 59 and an additional 6% per year for ages 55 through 57, so that a participant retiring at age 55 would receive 32% of his average cash compensation during his final 36 months, reduced by the deductions set forth above. If selected to participate, none of the individuals listed in the Summary Compensation Table on page 14 is expected to receive benefits under the SERP at normal retirement as the benefits payable to such individuals under the Retirement and Restoration Plans are expected to exceed the benefits payable under the SERP.

CHANGE OF CONTROL ARRANGEMENTS

          The Company and OG&E have entered into employment agreements with each officer of the Company and OG&E. Under the agreements, the officer is to remain an employee for a three-year period following a change of control of the Company (the "Employment Period"). During the Employment Period, the officer is entitled to (i) an annual base salary in an amount at least equal to his or her base salary prior to the change of control, (ii) an annual bonus in an amount at least equal to his or her highest bonus in the three years prior to the change of control, and (iii) continued participation in the incentive, savings, retirement and welfare benefit plans. The officer also is entitled to payment of expenses and provision of fringe benefits to the extent paid or provided to (a) such officer prior to the change of control or (b) other peer executives of the Company.

          If, during the Employment Period, the officer's employment is terminated by the employer for reasons other than cause or disability or by such officer due to a change in employment responsibilities, the officer is entitled to the following payments: (i) all accrued and unpaid compensation and (ii) a severance payment equal to 2.99 times the sum of such officer's (a) annual base salary and (b) highest recent annual bonus. The officer also is entitled to continued welfare benefits for three years and outplacement services. If the payment of the foregoing benefits, when taken together with any other payments to the officer, would result in the imposition of the excise tax on excess parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended, then the severance benefits will be reduced if such reduction results in a greater after-tax payment to the officer. The officer is entitled to receive such amounts in a lump-sum payment within 30 days of termination. A change of control encompasses certain mergers and acquisitions, changes in Board membership and acquisition of securities of the Company.

COMPANY STOCK PERFORMANCE

          The following graph shows a five-year comparison of cumulative total returns for the Company's Common Stock, the Dow Jones US Total Market Index and the Dow Jones Electric Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was 100 at December 31, 1995, and that all dividends were reinvested.

[Graph]

                           OGE        Dow Jones         Dow Jones
 Measurement Period       Energy      US Total          Electric
(Fiscal Year Covered)      Corp.     Market Index     Utilities Index
---------------------     ------     ------------     ---------------
        1995               100           100               100
        1996               103           122               102
        1997               144           160               131
        1998               160           200               151
        1999               111           246               128
        2000               152           223               204

SECURITY OWNERSHIP

          The following table shows the number of shares of the Company's Common Stock beneficially owned on March 1, 2001, by each Director, by each of the Executive Officers named in the compensation table on page 14, and by all Executive Officers and Directors as a group:

                                             Number of Common Shares(1)(2)(3)

     Herbert H. Champlin                                24,073
     Luke R. Corbett                                     9,333
     William E. Durrett                                 14,124
     Martha W. Griffin                                  14,402
     H. L. Hembree, III                                 48,379
     Robert Kelley                                      11,682
     Bill Swisher                                       61,160
     Ronald H. White                                    15,695
     J.D. Williams                                         500
     S.E. Moore                                        265,620
     A.M. Strecker                                     143,868
     R.A. Farrell                                       65,663
     J.R. Hatfield                                      45,270
     J.T. Coffman                                       48,893

     All Executive Officers and                        972,295
     Directors as a group
     (22 persons)
-----------------

(1)  Ownership by each executive officer is less than .34% of the class, by each director  other than Mr.  Moore is less than .08% of the class and, for all executive  officers  and  directors  as a group,  is less than 1.25% of the class.  Amounts shown include shares for which,  in certain  instances,  an individual has disclaimed beneficial interest.  Amounts shown for executive officers include 699,468 shares of Common Stock representing their interest in shares held under the Company’s Retirement Savings Plan, Restricted
     Stock Plan, and Stock  Incentive  Plan for which in certain  instances they have voting power but not investment power.

(2)  Amounts shown for Messrs.  Champlin,  Corbett,  Durrett,  Hembree,  Kelley,
     Swisher and White,  and for Mrs.  Griffin include,  22,103,  9,066,  9,764,
     29,923, 10,682, 47,678, 13,695, and 8,742 common stock units, respectively, under the Directors’ Deferred Compensation Plan.

(3)  Includes  shares subject to stock options granted under the Company's Stock
     Incentive  Plan,  exercisable  within 60 days  following  March 1, 2001, as follows:  Mr. Moore,  178,466  shares;  Mr.  Strecker,  81,866 shares;  Mr.
     Farrell,  48,666 shares;  Mr.  Hatfield,  29,232 shares;  and Mr.  Coffman,
     28,832 shares.

          The information on share ownership is based on information furnished to us by the individuals listed above and all shares listed are beneficially owned by the individuals or by members of their immediate family unless otherwise indicated.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

          Under federal securities laws, our directors and executive officers are required to report, within specified monthly and annual due dates, their initial ownership in the Company's common stock and subsequent acquisitions, dispositions or other transfers of interest in such securities. We are required to disclose whether we have knowledge that any person required to file such a report may have failed to do so in a timely manner. To our knowledge, all of our directors and officers subject to such reporting obligations have satisfied their reporting obligations in full for 2000.

RELATIONSHIP WITH INDEPENDENT
PUBLIC ACCOUNTANTS

          During 2000, the Company and Oklahoma Gas and Electric Company engaged Arthur Andersen LLP as its independent public accountants. The Board of Directors has appointed Arthur Andersen LLP as the independent public accountants for the Company and OG&E for 2001. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Shareowners and will have the opportunity to make a statement if they so desire. Such representatives will be available to respond to appropriate questions from shareowners at the meeting.

SHAREOWNER PROPOSALS

          Any shareowner proposal intended to be included in the proxy statement for the Annual Meeting in 2002 must be received by the Company on or before November 30, 2001. Proposals received by that date, deemed to be proper for consideration at the Annual Meeting and otherwise conforming to the rules of the Securities and Exchange Commission, will be included in the 2002 proxy statement.

          If you intend to submit a shareowner proposal for consideration at the Annual Meeting, but do not want it included in the proxy statement, you must follow the procedures established by our By-laws. These procedures require that you notify us in writing of your proposal. Your notice must be received by the Secretary at least 90 days prior to the meeting and must contain the following information:

  a brief description of the business you desire to bring before the Annual Meeting and your reasons for conducting such business at the Annual Meeting your name and address

  the number of shares of Common Stock which you beneficially own any material interest you may have in the business being proposed.

LOCATION OF OKLAHOMA CITY MARRIOTT HOTEL

[Map]

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS OF OGE ENERGY CORP.

Organization
This Charter governs the operations of the Audit Committee of the Board of Directors of OGE Energy Corp. (the “Company”). The Committee shall review and reassess the Charter at least annually and recommend any proposed changes to the Board for its approval. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange.

Statement of Policy
The Audit Committee is to assist the Board of Directors in monitoring: (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s internal and independent auditors. In so doing, the Committee shall seek to maintain open communications between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its role, the Committee may retain special legal, accounting or other consultants to advise the Committee. The Audit Committee also may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Responsibilities and Processes
The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate standard for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

  The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee. The Committee shall evaluate together with the Board the performance of the independent auditors and, if so determined by the Audit Committee, recommend that the Board replace the independent auditors. The Committee shall review the written materials from the independent auditors regarding the auditors’ independence that is required by the Independence Standards Board and shall discuss with the auditors their independence from management. If determined by the Audit Committee, the Audit Committee shall recommend that the Board take appropriate action to satisfy itself of the independence of the auditors. Annually, the Committee shall review and recommend to the Board the selection of the Company’s independent auditors and shall review the appointments and replacement of the senior internal auditing executive.

  The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and to comply with laws, regulations and related Company policies. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

  The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee, or a member of the Committee designated by the chair with the approval of the Committee, may represent the entire Committee for the purposes of this review.

  The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including the matters required to be discussed by Statement on Audit Standards No. 61 as well as the adequacy of internal controls that could significantly affect the Company’s financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management, the internal auditors and the independent auditors.

A-1

                                                                OGE ENERGY CORP.
                                                   Annual Meeting of Shareowners
          [LOGO]                                                    May 24, 2001

P         The undersigned hereby appoints Steven E. Moore,  Herbert H. Champlin, and H.L.  Hembree  III,  and each of them  severally,  with  full  power of
R    substitution  and with full power to act with or without the other,  as the proxies of the  undersigned to represent and to vote all shares of stock of
O    OGE Energy Corp.  held of record by the  undersigned  on March 26, 2001, at the Company's Annual Meeting of Shareowners to be held on May 24, 2001, and
X    at all adjournments thereof, on all matters coming before said meeting.

Y      THIS PROXY,  WHICH IS  SOLICITED  BY THE BOARD OF  DIRECTORS,  WILL BE
     VOTED AS DIRECTED.  IF NO  DIRECTION IS MADE,  THIS PROXY WILL BE VOTED FOR
     THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS
     PROXY CARD.

                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------

PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS BELOW.  EACH JOINT OWNER SHOULD SIGN. ATTORNEY,     Please mark your votes as   /X/
EXECUTOR,  ADMINISTRATOR,  TRUSTEE OR OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD         indicated in this example
GIVE THEIR FULL TITLES.

------------------------------------------------------------------------------------------------------------------------------------
The Board recommends a vote FOR the election as directors of the nominees named below.
------------------------------------------------------------------------------------------------------------------------------------
1. Election of Directors:                                                        2. In their discretion, the proxies are  authorized
   NOMINEES:                    FOR all NOMINEES / /     WITHHOLD AUTHORITY / /     to vote upon such other business as may properly
   01 Luke R. Corbett;        (list exceptions below)   to vote for all nominees.   come before the meeting.
   02 Robert Kelley; and
   03 J.D. Williams
                                                                                    DISCONTINUE MAILING  / /  I WILL ATTEND THE / /
                                                                                    OF DUPLICATE ANNUAL       ANNUAL MEETING.
                                                                                    REPORT

---------------------------------------------------------------------------------
Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line above.
------------------------------------------------------------------------------------------------------------------------------------

X                                                 /      /2001      X                                                   /      /2001
--------------------------------------------------------------      ----------------------------------------------------------------
             Signature of Shareowner                Date                         Signature of Shareowner                  Date

OGE ENERGY CORP.
321 North Harvey Avenue
Oklahoma City, OK 73102
                               Admission Ticket
                             RETAIN FOR ADMITTANCE

                               Annual Meeting of
                          OGE Energy Corp. Shareowners
                        Thursday, May 24, 2001 10:00 a.m.
                          Oklahoma City Marriott Hotel
                           3233 Northwest Expressway
                            Oklahoma City, Oklahoma

EAST BOUND I-44: Exit I-44 East to Highway '3' (Grand Boulevard),
continuing in a northerly direction approximately 1-1/2 miles, exit right onto Highway '3A' East (Northwest Expressway), proceed approximately 1/4 mile, turn left on Independence, turn right to
Marriott Hotel.

                                                                          {MAP}

WEST BOUND I-44: Exit left I-44 West 'Exit 125C' to Highway '3A'
(Northwest Expressway), turn right onto Highway '3A' (Northwest
Expressway), continue in the northwesterly direction approximately
2 miles, turn right to Marriott Hotel.

                                       YOUR VOTE IS IMPORTANT
                                      VOTE BY INTERNET / TELEPHONE
                                      24 HOURS A DAY, 7 DAYS A WEEK

           INTERNET                         TELEPHONE                             MAIL
           --------                         ---------                             ----
      www.proxyvoting.com/oge            1-800-840-1208

o Go to the website address listed      o Use any touch-tone telephone.      o Mark, sign and date your proxy
  above.                                o Have your proxy card ready.          card.
o Have your proxy card ready.       OR  o Enter your Control Number      OR  o Detach your proxy card.
o Enter your Control Number               located in the box below.          o Return your proxy card in the
  located in the box below.             o Follow the simple recorded           postage-paid envelope provided.
o Follow the simple instructions          instructions.
  that appear on your computer
  screen.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                                  CALL TOLL-FREE TO VOTE
                                      1-800-840-1208

NOTE: If you vote by telephone or Internet, THERE IS NO NEED TO MAIL BACK your
        PROXY CARD.

      The Internet and Telephone voting facilities will close at 4:00 p.m. E.S.T.
        on May 23, 2001.

                                   THANK YOU FOR VOTING.